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                                                                   EXHIBIT 10.17



               SEPARATION AGREEMENT, RELEASE AND WAIVER OF CLAIMS

         This Separation Agreement, Release and Waiver of Claims ("Agreement") is made and entered into by and between Energy West Incorporated (hereinafter "Energy West") and Larry Geske (hereinafter "Geske").

         WHEREAS, Geske has previously retired from his position as President and CEO of Energy West, and all other positions he holds as an officer of Energy West and its Affiliates; and

         WHEREAS, Geske's employment with Energy West ended effective September 28, 2001; and

         WHEREAS, Geske and Energy West wish to settle any disputes and claims which exist between them, or which could exist between them through the date the parties execute this Agreement, including but not limited to any claims arising from Geske's employment with Energy West; and

          WHEREAS, the parties acknowledge this Agreement is the result of good faith negotiations and compromise and nothing in this Agreement is intended to or will constitute an admission by Energy West or any of its agents or employees of any liability to Geske; and

         NOW THEREFORE, in consideration of the mutual promises, agreements and releases contained in this Agreement, Geske and Energy West agree as follows:

         1. ENERGY WEST'S COVENANTS:

                  (a) (i) In full satisfaction of any rights to severance payments, vacation and/or sick pay, incentive compensation, bonus, and/or any other compensation and benefits to which Geske may be entitled (including without limitation any benefits pursuant to the Energy West Long Term Incentive Plan, the Energy West Management Incentive Plan for 2001, and the Deferred Compensation Proposal for the CEO -- Beginning July 1, 1995, Restated as of September 14, 2000), Energy West agrees (A) to pay Geske the total gross amount of ONE HUNDRED NINETY-ONE THOUSAND NINE HUNDRED TWENTY-NINE DOLLARS and No/100 ($191,929.00); and (B) to pay Geske the amounts due to Geske pursuant to the Energy West Management Incentive Plan for 2001 (the "2001 Plan"), such amounts due to Geske to be determined and paid on the same basis and within the same time periods as determined by the board of directors of Energy West (the "Board") for other participants under the 2001 Plan. Geske expressly agrees and acknowledges that the Board is presently considering proposals to defer payments pursuant to the 2001 Plan and to compute the amounts to be paid to participants under the 2001 Plan based on the outcome of the dispute with PPL Montana, LLC. Geske agrees to be bound by the Board's determinations and actions with regard to such deferral and computation of the amounts to be paid under the 2001 Plan.

                  (ii) Promptly after the date upon which this Agreement becomes effective and enforceable, pursuant to Section 5 hereof, Energy West shall pay to Geske SIXTY FOUR THOUSAND DOLLARS ($64,000.00) of the amount to be paid under
Section 1(a)(i)(A) of this Agreement, and shall pay the remaining ONE HUNDRED TWENTY SEVEN THOUSAND NINE HUNDRED TWENTY NINE DOLLARS ($127,929.00) of such amount to Geske on January 4, 2002, without interest. All amounts paid to Geske shall be reduced by applicable withholding for federal, state, and local taxes, including F.I.C.A., and other authorized withholding. Energy West will issue Geske an IRS Form W-2, including such payment amounts in accordance with Energy West's normal payroll practices. Geske specifically acknowledges and agrees that such payment is FIFTY THOUSAND DOLLARS ($50,000.00) in excess of any amounts otherwise owed to Geske pursuant to any policy, contract and/or compensation and benefit plan of Energy West.

                  (b) In accordance with applicable law, Energy West will provide Geske the medical benefits associated with COBRA and the Employee Retiree medical plan of Energy West under the terms of that plan as currently in existence. Geske acknowledges and agrees he is solely responsible for the amounts due with respect to continuation of his medical insurance under those options.

         2. GESKE'S COVENANTS:

                  (a) FULL AND GENERAL RELEASE OF LIABILITY: In consideration of this Agreement, and the payments and promises provided for in Paragraph 1 hereinabove, the sufficiency of which is hereby acknowledged, Geske (on behalf of himself and anyone claiming through or on behalf of Geske) hereby forever WAIVES, RELEASES, AND DISCHARGES Energy West and all of its current and past insurers, attorneys, fiduciaries, current and former employees, directors, agents, successors, assigns, subsidiary and parent companies, and all other entities affiliated with or related to it, without limitation, exception, or reservation ("Affiliates"), from any and all liability, actions, claims, demands, or lawsuits in law or in equity which Geske may have had, presently has, or in the future may have, in connection with or arising out of his employment with Energy West through the effective date of this Agreement, other than for breach of this Agreement. This Release applies to any and all claims for damages, attorneys' fees or equitable relief against Energy West, known or unknown, arising under contract or under federal, state, or local statutory or common (including civil tort) law, which have been asserted or which could have been asserted including, but not limited to, any and all claims of race, sex, national origin, religious, disability, or age discrimination, harassment and/or retaliation under Title VII of the Civil Rights Act of 1964 (as amended), the Civil Rights Act of 1991, 42 U.S.C. Section 1981, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Rehabilitation Act, the Montana Human Rights Act, all applicable state wage payment statutes, any claims pursuant to the Family and Medical Leave Act, the Fair Labor Standards Act, the Equal Pay Act, the Occupational Safety and Health Act, the Employment Retirement Income Security Act ("ERISA"), the Consolidated Omnibus Budget Reconciliation Act ("COBRA"), 42 U.S.C. Section 1983, 42 U.S.C. Section 1988, state common law, including but not limited to any claims for breach of contract, tortious interference with business expectancy, outrage, negligent infliction of emotional distress, defamation, and/or wrongful discharge in violation of public policy, and any other federal, state, or local laws, including common law, to the maximum extent permitted by law, without limitation or exception, other than for breach of this Agreement. Notwithstanding


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the foregoing, nothing in this Agreement shall modify the rights and obligations of the parties with respect to fully vested stock options, in existence as of the last day of Geske's employment, previously issued to Geske, in accordance with the terms of Energy West's plan.

                  (b) RETURN OF PROPERTY: Geske represents and warrants that as of the effective date of this Agreement he has returned all Energy West's and/or any Affiliates' files, records, documents, plans, drawings, equipment, software, videotapes, or any property or other items of Energy West and/or any its Affiliates in Geske's possession or concerning the business of Energy West and/or its Affiliates, whether prepared by Geske or otherwise coming into his possession or control.

                   (c) AGREEMENT NOT TO REAPPLY: Geske agrees he will not apply for or otherwise seek employment with Energy West and/or any Affiliates. Geske acknowledges that should he apply for any position with Energy West and/or any Affiliates, Energy West and/or the applicable Affiliate is under no obligation to consider his application, and Geske hereby waives any claims he may have otherwise had with respect to such application.

                  (d) DUTY TO PROTECT CONFIDENTIAL AND PROPRIETARY INFORMATION:
Geske agrees that he shall not at any time, unless authorized in writing by the Chief Executive Officer of Energy West or his authorized designee (or in the event of litigation where such matters are material and where Geske is required to disclose such matters), communicate, divulge or use, for his own benefit or the benefit of any other person, firm, or corporation, any confidential or proprietary information concerning Energy West's and its Affiliates' business, including but not limited to Energy West's and its Affiliates' operations, services, materials, policies, and the manner in which they are developed, marketed, and provided, and such other information regarded as trade secrets or confidential or proprietary information regarded as trade secrets or confidential or proprietary information under any applicable law, including without limitation information that is attorney work product or attorney-client privileged. This Agreement does not prevent Geske from engaging in consulting work so long as he does not violate his obligations with regard to any of such confidential, proprietary and/or trade secret information. Geske expressly agrees and understands that any breach of the confidentiality provisions of this Agreement by him is a material breach of this Agreement. In the event of Geske's breach of the confidentiality provisions hereof, Geske acknowledges and agrees that Energy West and/or its Affiliates are entitled to any and all remedies available at law or in equity.

          3. TAX ISSUES AND INDEMNIFICATION AGREEMENT: Geske expressly acknowledges that no oral or written representation of fact or opinion has been made to him by Energy West and/or any Affiliates or their attorneys regarding the tax treatment or consequences of any payment made under this Agreement. It is expressly understood that to the extent any liability or responsibility exists for Geske's portion of any federal, state and local income or other taxes, such liability or responsibility rests solely with Geske. Geske further agrees to indemnify and hold harmless Energy West and/or Affiliates in connection with any liability incurred in connection with any tax or taxes for which Geske is responsible.

         4. VOLUNTARY NATURE OF AGREEMENT AND ADVICE OF COUNSEL: Geske acknowledges he has read this Agreement, understands its terms, and signs the Agreement voluntarily of his own free will, without coercion or duress, and with full understanding of the


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significance and binding effect of the Agreement. Geske acknowledges that Energy
West has advised him to consult with his attorney before signing this Agreement.

         5. CONSIDERATION PERIOD AND REVOCATION: Geske has twenty-one (21) calendar days from September 17, 2001, within which to consider this Agreement, although he may sign and return it sooner if he desires. Energy West has advised Geske to consult with his attorney prior to signing this Agreement. Geske may revoke this Agreement within seven (7) calendar days after Geske signs it by providing written notice of such revocation by hand delivery to John Allen, Energy West. This Agreement is effective and enforceable on the eighth (8th) calendar day following the date Geske signs this Agreement and delivering it to Energy West.

         6. INVALIDITY: Geske agrees that if he files any claim, demand, or cause of action against Energy West and/or any Affiliate or any person or entity released under this Agreement relating to or concerning any matter released by this Agreement, or if one or more provisions of this Agreement is ever determined by a court of proper jurisdiction to be unenforceable at Geske's request, Energy West, at their option and to the extent permitted by law, will be entitled to recover from Geske all payments under Paragraph 1.

         7. NO ADMISSION: The execution of this Agreement does not and shall not constitute an acknowledgment or admission by Energy West and/or its Affiliates of any liability to Geske.

         8. BOARD SERVICE: Geske acknowledges that he has been fully compensated for his service as a member of the Board of Directors of Energy West. Geske further agrees that the amounts to be paid to him pursuant to this Agreement are in full compensation of all amounts due him from Energy West, and he agrees that he will not be entitled to any compensation of any nature (whether present, deferred or contingent) with respect to his service as a Director of Energy West for any and all periods through the expiration of his current term as a Director (which expires at the next annual meeting of the shareholders of Energy West in November 2001).

         9. ENTIRE AGREEMENT: This Agreement contains the entire agreement between and among the parties and cannot be modified in any respect in the future except in a writing signed by the parties hereto.

         10. SEVERABILITY: It is expressly understood to be the intent of the parties hereto that the terms and provisions of this Agreement are severable and if, at any time in the future or for any reasons, any term or provision in this Agreement is declared unenforceable, void, voidable, or otherwise invalid, the remaining terms and provisions shall remain valid and enforceable as written.

         11. GOVERNING LAW: The terms and provisions of this Agreement shall be interpreted and enforced under the substantive law of the State of Montana, to the extent state law applies, and under federal law, to the extent federal law applies.

         12. COUNTERPARTS: This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute together one and


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the same Agreement. Any party to this Agreement may execute this Agreement by signing any such counterpart.

         13. HEADINGS: The headings to this Agreement are for convenience only, and are not to be used in the interpretation of the terms hereof.


                  [Signature pages immediately follow this page]



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                                               ---------------------------------
                                               /s/ LARRY GESKE



STATE OF MONTANA           )
                           )ss
COUNTY OF  Cascade         )

         On this 19th day of October, 2001, before me the undersigned, a notary public, in and for the county and state aforesaid, personally appeared Larry Geske, to me known to be the person described in and who executed the foregoing Separation Agreement, Release and Waiver of Claims, and acknowledged that he executed the same as his free act and deed.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in Cascade County, the day and year first above written.




                                               ---------------------------------
                                               /s/ Cheryl Johnson, Notary Public

My Commission Expires:  February 21, 2002



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                                               ENERGY WEST INCORPORATED

                                               ---------------------------------
                                               /s/ Edward J. Bernica




STATE OF MONTANA           )
                           )ss
COUNTY OF Cascade          )
                  ---------
         On this 19th day of October, 2001, before me the undersigned, a notary public, in and for the county and state aforesaid, personally appeared Edward J. Bernica, to me known to be the person described in and who executed the foregoing Separation Agreement, Release and Waiver of Claims, and acknowledged that he executed the same on behalf of Energy West Incorporated in his capacity as President and CEO of Energy West Incorporated.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in Cascade County, the day and year first above written.





                                               ---------------------------------
                                               /s/ Cheryl Johnson, Notary Public


My Commission Expires:

February 21, 2002

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